EXHIBIT (a)(1)(ii)

LETTER OF TRANSMITTAL

TO TENDER CLASS A UNITS

OF

KAISER VENTURES LLC

AT $.90 PER UNIT

PURSUANT TO THE OFFER TO PURCHASE DATED OCTOBER 14, 2008

BY

KAISER VENTURES LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 3:00 P.M., PACIFIC TIME,

ON NOVEMBER 14, 2008 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

The depositary for the tender offer is:

ACS Securities Services, Inc.

3988 North Central Expressway

Building 5, 6th Floor

Dallas, Texas 75204

Telephone: (866) 275-3703

Facsimile: (214) 887-7411

To participate in the Offer, a duly executed copy of the Unit certificates and this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by ACS Securities Services, Inc. on or prior to the expiration date. Delivery of the Unit certificates and this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unitholder. Please use the pre-addressed envelope provided.

DESCRIPTION OF UNITS TENDERED

Name(s) and Address(es) of Registered Holder(s)	Certificate Number*	Total Number of Units Represented by Certificate	Number Of Units Represented by Certificate to be Tendered	Order of Tender if there is a Proration***

*	Please indicate in this column the certificate number(s) for each certificate representing Units you want to tender. If nothing is indicated in this column, the total number of Units evidenced by all certificates submitted with this Letter of Transmittal will be deemed to have been tendered.
**	Please indicate in this column the number of Units you wish to tender. If nothing is indicated in this column, the total number of Units evidenced by each certificate delivered with this Letter of Transmittal will be deemed to have been tendered.
***	If this column is not completed, Kaiser will select the order.

PLEASE READ CAREFULLY THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF

TRANSMITTAL

Ladies and Gentlemen:

The undersigned holder(s) of the Unit certificates referred to on page 1 and transmitted herewith tender(s) to Kaiser Ventures LLC (“Kaiser”), the number of Class A Units in Kaiser specified on page 1 and represented by such certificates, at $.90 per Unit, without interest net to the seller in cash (the “Purchase Price”), pursuant to Kaiser’s offer to purchase Units set forth in the offer to purchase (“Offer to Purchase”) dated October 14, 2008 and in this letter of transmittal (this “Letter of Transmittal”, together with the Offer to Purchase, constituting the “Company Offer”). Kaiser will not deduct any transfer costs in connection with the Company Offer. The undersigned hereby acknowledges receipt of the Company Offer. Capitalized terms used in this Letter of Transmittal but not defined in it have the meanings provided in the Offer to Purchase.

Each of the undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign, and transfer the Units tendered hereby, without restriction, and that Kaiser will acquire good and unencumbered title thereto, free and clear of all liens, claims, restrictions, charges and encumbrances, when the same are purchased by Kaiser in accordance with the Company Offer. The undersigned will, upon request, execute and deliver any additional documents deemed by Kaiser to be necessary or desirable to complete the sale, assignment, and transfer to Kaiser of the Units tendered hereby.

The undersigned hereby deposits with ACS Securities Services, Inc., the depositary (the “Depositary”), the above certificates representing Units. If certificate numbers are not indicated above, the undersigned is nonetheless depositing all certificates that accompany this Letter of Transmittal. The undersigned hereby sells, assigns and transfers to, or upon the order of, Kaiser the Units tendered hereby that are accepted pursuant to the Company Offer and hereby irrevocably constitutes and appoints Kaiser the true and lawful attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) deliver certificates for such Units together with all accompanying evidences of transfer and authenticity to, or upon the order of, Kaiser against payment of the Purchase Price pursuant to the Company Offer, (b) present such Units for transfer resulting in cancellation of the Units on the books of Kaiser, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, all in accordance with the terms of the Company Offer.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in the Company Offer, this tender is irrevocable.

The undersigned recognizes that, under certain circumstances set forth in the Company Offer, Kaiser may not be required to accept any of the Units tendered hereby or may accept less than all of such tendered Units.

The person signing this Letter of Transmittal hereby certifies the following to Kaiser under penalties of perjury that (i) The Taxpayer Identification or Social Security Number set forth in the signature box of this Letter of Transmittal is the correct Taxpayer Identification Number of the Unitholder, or (ii) the Unitholder has applied for a Taxpayer Identification Number (“TIN”). If the Unitholder checks the box that such Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Unitholder intends to mail or deliver an application in the near future (it being understood that if the Unitholder does not provide a TIN to Kaiser within sixty (60) days, 28% of all reportable payments made to the Unitholder thereafter will be withheld until a TIN is provided to Kaiser).

This Letter of Transmittal is subject to the terms and conditions set forth in the Offer to Purchase.

☐	Odd Lots. By checking this Box, the undersigned represents that it is a record holder of less than 100 Units, who tenders all such Units and that it wishes to be treated as an “Odd Lot” holder in any proration.

☐	Conditional Tenders. By checking this box, this tender is conditioned on Kaiser purchasing all or, if the blank below is completed, the following minimum number of tendered Units: . If your Units would otherwise be prorated and reduced below this number because more than 700,000 Units are tendered to Kaiser, and this box is checked, none of your Units will be deemed tendered. ODD LOT HOLDERS CANNOT CHECK THIS BOX.

☐	Check if any Unit certificates have been lost, stolen or mutilated. You must complete an affidavit of loss and return it with your Letter of Transmittal. Please contact the Depositary at the above number and address, to obtain an affidavit of loss and for further instructions.

☐	Check if Back up Withholding required; Substitute Form W-9. Unless this box is checked, or the undersigned has checked the box below next to “Check if Foreign Person; FIRPTA AFFIDAVIT,” the undersigned represents and warrants under penalty of perjury that it is not subject to backup withholding because it: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding. NON-U.S. PERSONS CANNOT CHECK THIS BOX.

☐	Check if Foreign Person; FIRPTA AFFIDAVIT. Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform Kaiser that no FIRPTA withholding is required with respect to the Unitholder’s interest in Kaiser, the undersigned hereby certifies the following under penalty of perjury:

Unless the box above next to “Check if Foreign Person; FIRPTA AFFIDAVIT” is checked, that it (i) if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate, or foreign trust (as those terms are defined in the Internal Revenue Code and income tax regulations); and (ii) the Unitholder’s home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is .

UNITHOLDER(S) SIGN HERE

Must be signed by registered holder(s) exactly as name(s) appear(s) on Unit certificate(s) or by person(s) authorized to become registered holder(s) by certificates, stock powers and other documents transmitted herewith. If you are signing as a trustee, executor, administrator, guardian, or other fiduciary or representative capacity, please set forth your full title. See Instruction 5.

X

Signature(s) of Holder(s)

Print or type name(s):

Dated:

Area Code and Telephone Number:

Tax Identification or Social Security Nos.:

☐ Check if the undersigned has applied for a Tax Identification or Social Security Number

IMPORTANT TAX INFORMATION FOR FOREIGN PERSONS; SUBSTITUTE FORM W-8

In order for a Unit holder who is a foreign person to qualify as exempt from 28% backup withholding, such foreign Unit holder must certify, under penalties of perjury, the statement below attesting to that foreign person’s status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Internal Revenue Code (FIRPTA).

☐	Exempt Foreign Holder. If this box is checked, the undersigned hereby certifies under penalties of perjury that the Unitholder is an “exempt foreign person” for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:

(i) Is a nonresident alien individual or a foreign corporation, partnership, estate, or trust;

(ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

(iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

The person signing this Letter of Transmittal understands that the tax certifications in this letter may be disclosed to the IRS by Kaiser and that any false statements contained herein could be punished by fine, imprisonment, or both.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Company Offer

1. Delivery of Letter of Transmittal and Certificates for Units. This Letter of Transmittal or a facsimile hereof, properly completed and duly executed, must be used in connection with a tender of Units and must be actually received by the depositary, ACS Securities Services, Inc. (the “Depositary”), at the address set forth above on or before the expiration date. If the Units you want to tender are registered in different ways on different certificates, you must complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such certificates.

THE METHOD OF DELIVERY OF CERTIFICATES FOR UNITS AND OTHER DOCUMENTS IS AT YOUR ELECTION AND RISK. KAISER RECOMMENDS THAT, IF UNIT CERTIFICATES ARE SENT BY MAIL, DELIVERY BE BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPER INSURANCE.

2. Partial Tenders. If you want to tender fewer than all of the Units evidenced by any certificate enclosed herewith, the number of Units that you want to tender represented by such certificate must be entered on the appropriate line on page 1 under “Number of Units Represented by Certificate to be Tendered” opposite the appropriate certificate number. A new certificate for the remainder of the Units which were evidenced by such certificate(s) delivered with this Letter of Transmittal will be sent to the registered holder no later than 30 days after the expiration of the Company Offer. All Units represented by certificates listed on page 1 are deemed to have been tendered unless otherwise indicated.

3. Odd Lots. As described in Section 1 of the Offer to Purchase, if Kaiser purchases less than all Units properly tendered before the expiration date because more than 700,000 Units (or such larger number as Kaiser may elect pursuant to the Company Offer) are tendered, Units tendered by a qualified Odd Lot Holder will be purchased first. For purposes of the Company Offer, you are an “Odd Lot Holder” if you are the record holder of an aggregate of fewer than 100 Units, and tender all of those Units. In order to qualify for this preference, you must also complete the check the “Odd Lots” box. You may not make a conditional tender or tender only part of the Units you own. You also do not qualify for this preference if you hold 100 or more Units, even if you have separate certificates representing fewer than 100 Units. This preference will not be available unless the box captioned “Odd Lots” on page 2 is properly completed.

4. Conditional Tenders. As described in Section 1 of the Offer to Purchase, Kaiser may prorate the number of Units purchased pursuant to the Company Offer. You may tender your Units subject to a condition that Kaiser purchase at least a specified minimum number of Units from you. If you want to make a conditional tender, you must check the “Conditional Tender” box. You may not make a “Odd Lot” tender or tender only part of the Units you own beneficially or of record.

5. Signatures, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the certificates transmitted hereby (the “Registered Holder(s)”), such signatures must correspond exactly with the name(s) of the Registered Holder(s) as they appear on the face of each such certificate, without any alteration or change whatsoever. If any certificate transmitted hereby is registered in the names of two or more holders, each Registered Holder must sign this Letter of Transmittal.

When the Letter of Transmittal is properly signed by all of the Registered Holder(s), no endorsements of the certificate(s) and no separate stock power(s) are required. If anyone other than the Registered Holder(s) executes this Letter of Transmittal, or is to receive the Purchase Price or any returned certificate(s) for any Units, the Unit certificate(s) must be properly endorsed or the certificate must be accompanied by a stock power properly signed by the registered holder(s) of such certificate.

If you are signing this Letter of Transmittal as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a company, partner of a partnership or any other fiduciary or representative capacity, you must so indicate when signing. In addition, you must deliver to the Depositary proper evidence satisfactory to Kaiser of your authority so to act.

6. Transfer Taxes. Kaiser will pay any transfer taxes payable because of the purchase of the Units by Kaiser pursuant to the Company Offer.

7. Additional Documents. If any of the following applies, please provide the appropriate documents.

•	Name changes: Certified copy of Marriage Certificate or proof of name change from the court.

•	Power of attorney: Copy of Power of Attorney document.

•	Estates: Certified copies of Death Certificate and appropriate Court Documents (no older than 45 days).

•	Corporations: Copy of Corporate Resolution naming the Authorized Signature, with a seal if applicable.

8. Inadequate Space. If the space provided on page 1 is inadequate, additional Unit certificate numbers and related numbers of Units tendered with this Letter of Transmittal should be listed on a separate, signed schedule. That schedule should be attached to this Letter of Transmittal.

9. Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of any tender of Units will be determined by Kaiser, which determinations shall be final and binding. Kaiser reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of Kaiser’s counsel, be unlawful. Kaiser also reserves the absolute right to waive any of the conditions of the Company Offer or any defect in any tender with respect to any particular Units or any particular Unitholder, and Kaiser’s interpretations of the terms and conditions of the Company Offer (including these Instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Kaiser shall determine. Kaiser shall not be obligated to give notice of defects or irregularities in tenders, nor shall it incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

10. Additional copies. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Depositary at the address set forth in Instruction 11.

11. Questions. Any questions concerning the tender of Units under this Letter of Transmittal may be directed to the Depositary:

ACS Securities Services, Inc.

3988 North Central Expressway

Building 5, 6th Floor

Dallas, Texas 75204

Telephone: (866) 275-3703

Facsimile: (214) 887-7411